Exhibit 10.11

Definitive Executive Version

PROMISSORY NOTE AGREEMENT

$298,400.00	February 11, 2014

FOR VALUE RECEIVED, ARMADA WATER ASSETS, INC., a Nevada corporation with an address of 2425 Fountain View Drive, Suite 300, Houston, TX, 77057 (“Maker”), promises to pay to the order of RONALD J. RICHARDSON, at 680 Independence Valley Drive, Grand Junction, Colorado 815071, its successors and assigns (“Holder”), the principal sum of Two Hundred and Ninety Eight Thousand and Four Hundred Dollars ($298,400.00), in lawful money of the United States of America, together with interest thereon as hereinafter specified.

The principal balance evidenced by this Promissory Note Agreement, together with all accrued but unpaid interest accrued thereon, shall be due and payable in full on the “Maturity Date”, which shall be the earlier of: (i) December 31, 2014, or (ii) on such earlier date that the Maker completes a public offering of new equity securities registered with the Securities and Exchange Commission.

The principal balance of this Promissory Note Agreement shall accrue interest at a rate of seven and one-half percent (7.5%) per annum (the “Interest Rate”). Accrued interest on the outstanding principal balance of this Promissory Note Agreement will be due and payable on the Maturity Date.

Payments under this Promissory Note Agreement shall be made to Holder at the address reflected above or at such other such address as Holder may designate in writing from time to time. Maker will have the right to prepay any or all of the principal balance outstanding under this Promissory Note Agreement in whole or in part at any time and from time to time without notice, premium or penalty. Any such prepayment shall be applied first to any unpaid interest that may have accrued through the date of payment, and then to the unpaid principal balance of this Promissory Note Agreement.

If Maker fails to make any payment of principal or interest due under this Promissory Note Agreement as and when due, or if Maker fails to keep any other agreement or covenant set forth herein, and such failure continues uncured for ten (10) days or more after the date on which Holder sends written notice thereof to Maker specifying such failure with particularity, then Holder may declare Maker to be in default hereunder. For the avoidance of doubt, the 10-day grace period provided for herein, shall not apply to payment in full of all sums due under the Promissory Note Agreement which shall be due on the Maturity Date.

Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Promissory Note Agreement. Any notice, request, or presentation to or upon Holder in respect of this Promissory Note Agreement may be given or made in writing and shall be deemed to be duly given if delivered personally, by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service to the address set forth above or, if any other address shall at any time be designated for this purpose by Maker in writing to Holder, to such other address.

The rights, powers and remedies of Holder, available at law, in equity or as stated herein, shall be cumulative and concurrent and may be exercised or otherwise pursued by Holder singly, successively or concurrently against Maker at the sole discretion of Holder, and may be exercised as often as occasion therefor shall incur. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

Holder shall not be deemed, by any act of omission or commission, to have waived any of his rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

Maker agrees to reimburse Holder for all costs and expenses (including without limitation reasonable attorneys’ fees) incurred by Holder in enforcing the provisions of this Promissory Note Agreement and in collecting on Maker’s obligations hereunder.

As an equity inducement for Holder to extend credit to Maker as evidenced by this Promissory Note Agreement, Maker agrees to issue to Holder options to purchase 25,000 shares of its restricted Common Stock, $.0001 par value per share (the “Options”), with such Options being granted in reliance on the representations of the Holder contained within the Option.

This Promissory Note Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Colorado or in the federal courts located in or proximate to, Denver, Colorado. Both parties agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Promissory Note Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Promissory Note Agreement. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Maker in any other jurisdiction to collect on the Maker’s obligations to Holder, or to enforce a judgment or other court in favor of the Holder.

This Promissory Note Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

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The provisions of this Promissory Note Agreement are severable. If any term or provision of this Promissory Note Agreement shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Promissory Note Agreement shall bind Maker and its successors and assigns, and shall inure to the benefit of Holder and to his personal representatives, successors and assigns. Notwithstanding the foregoing, Maker may not assign or transfer its rights or obligations hereunder without the express written consent of Holder which may granted or withheld in Holder’s sole and absolute discretion.

It is expressly stipulated and agreed to be the intent of Maker and Holder at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Holder to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Promissory Note Agreement. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Promissory Note Agreement, or contracted for, charged, taken, reserved, or received with respect to the loan evidenced by this Promissory Note Agreement, or if Holder's exercise of the option to accelerate the Maturity Date, results in Holder having paid any interest in excess of that permitted by applicable law, then it is Holder's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Promissory Note Agreement and all other debt and the provisions of this Promissory Note Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the loan evidenced by the Promissory Note Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Promissory Note Agreement until payment in full so that the rate or amount of interest on account of the Promissory Note Agreement does not exceed the maximum lawful rate from time to time in effect and applicable to the loan amount for so long as the Promissory Note Agreement is outstanding. Notwithstanding anything to the contrary contained herein, it is not the intention of Holder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Promissory Note Agreement and that this Promissory Note Agreement constitutes the valid and binding obligations of Maker.

Maker hereby warrants, represents and covenants that the loan evidenced hereby is for business or commercial purposes only, and no advance of funds evidenced hereby shall be used by Maker for personal, family, agricultural or household purposes.

The Holder hereby represents and warrants to the Maker as follows: (a) The Holder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions; (b) all corporate action on Holder's part required for the lawful execution and delivery of this Agreement has been or will be effectively be taken prior to the Closing; and (c) upon its execution and delivery, this Agreement will be a valid and binding obligation of Holder, enforceable in accordance with its terms.

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The Holder covenants and agrees with the Company as follows: (a) The Holder agrees that it will not disclose, and will not include in any public announcement, the name of the Maker, unless expressly agreed to by the Maker or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement, and (b) The Holder agrees not to effect any sales in the Options or the Maker's Common Stock while in possession of material, non-public information regarding the Maker if such sales would violate applicable securities law.

This Promissory Note Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, intending to be legally bound thereby, the parties have caused this Promissory Note Agreement to be signed in their names effective as of the date hereof.

MAKER: ARMADA WATER ASSETS, INC.

By: /s/ Maarten Propper

Name: Maarten Propper

Title: CEO

HOLDER:

RONALD RICHARDSON

/s/ Ronald Richardson

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